SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

J & J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	0-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

350 Fellowship Road, Mt. Laurel, New Jersey 08054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 19, 2024, the Board of Directors of J & J Snack Foods Corp. (“J & J” or the “Company”) approved, effective as of December 2, 2024 (the “Start Date”), the appointment of Shawn Munsell to the position of Senior Vice President, Chief Financial Officer to fill the position of Ken Plunk, the current Chief Financial Officer, whose retirement was announced in June 2024. Mr. Munsell will have overall responsibility for the corporate financial operations for all of J & J.

Mr. Munsell, 49, most recently served since June 2022 as Chief Financial Officer of Calavo Growers, Inc., headquartered in Santa Paula, California. Mr. Munsell previously led the finance and accounting functions for Tyson Foods’ chicken segment, from 2018 to 2022, as Senior Vice President of Finance and Accounting. From 2015 to 2018, he served as Tyson’s Treasurer. Prior to Tyson, Mr. Munsell was with CF Industries, serving in a variety of roles with progressive responsibility for the nitrogen products manufacturer.

Mr. Munsell entered into an offer letter with the Company (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Munsell will receive a base annual salary of $500,000 with a target bonus of 75% of his base salary, determined by the Compensation Committee of the Board of Directors. In addition, as an inducement to his employment, Mr. Munsell is entitled to receive a sign-on bonus in the amount of $50,000 (net of applicable taxes) payable within 30 days of his Start Date, subject to repayment in case of employment termination within the first twelve months of employment. Mr. Munsell will also be eligible to participate in the Company’s long-term incentive plan (“LTIP”), and will be granted annual restricted stock unit awards valued at $400,000 under the Company’s current LTIP. He will be entitled to other benefits which are generally available to most or all of the Company’s employees, such as group health insurance and participation in the Company’s 401(k) plan.

There are no arrangements or understandings between Mr. Munsell and any person other than the Company pursuant to which he was appointed as Chief Financial Officer. Mr. Munsell has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Munsell and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Munsell is furnished with this report as Exhibit 99.2.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit Number	Description of Document

99.1	Offer Letter
99.2	Press Release dated November 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

By:	/s/ Michael A. Pollner
Michael A. Pollner
SVP, General Counsel & Secretary

Date: November 21, 2024